UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Officer

Effective October 27, 2010, Mr. Rod Kenley was appointed by the Board of Directors of Aethlon Medical, Inc. (the “Company”) to serve as the Company's President.  As previously announced by the Company, Mr. Kenley was elected by the Board of Directors to serve as a Director of the Company effective as of October 18, 2010.  Mr. Kenley is 60 years old.

In connection with his appointment as President, Mr. Kenley has accepted an offer of employment ("Offer of Employment") containing the following terms and conditions: (i) Mr. Kenley will have annualized salary of $240,000, and (ii) Mr. Kenley has been granted options to purchase one million shares of common stock (“Options”) at a price per share of $0.25, of which 250,000 Options vest on October 28, 2011 and 20,833 Options will vest monthly thereafter.  In addition, Mr. Kenley will be entitled to benefits customarily provided by the Company to its employees, including health insurance and reimbursement of expenses.  This description of the Offer of Employment does not purport to be complete and is qualified in its entirety by the Offer of Employment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Mr. Kenley has 33 years of experience in healthcare, most of which have been spent in the extracorporeal blood purification arena. Mr. Kenley held several positions at Baxter Healthcare (Travenol) from 1977 through 1990 including International Marketing Manager, Business Unit Manager for Peritoneal and Hemodialysis products, Manager of New Business Development, Director of Worldwide Product Planning, Director of Advanced Product Development, and Vice President of Electronic Drug Infusion. During this tenure at Travenol he helped to develop and manage the launch of several new products that have been highly commercially successful including the HomeChoice peritoneal dialysis cycler.  In 1991, Mr. Kenley founded Aksys Ltd. to develop and commercialize a daily home hemodialysis system which was launched in 2002 as the PHD system. In 2004, Mr. Kenley initiated the development of a second generation home hemodialysis system in partnership with DEKA Research & Development Corporation in Manchester, New Hampshire. In 2007, the assets of Aksys Ltd. were acquired by DEKA where Mr. Kenley is now employed and continues work on the second generation home hemodialysis system along with several other new dialysis products.  Mr. Kenley is the author of over 30 patents and has been a frequent presenter at international symposia regarding the provision of dialysis, the design of dialysis equipment, designing medical equipment according to FDA guidelines as well as lecturing at the Kellogg School of Management and other business schools in the area of entrepreneurship.

There are no family relationships between Mr. Kenley and any executive officer or Director of the Company.

On October 28, 2010, the Company issued a press release announcing the appointment of Mr. Kenley to the office of President. The full text of the press release is set forth in Exhibit 99 attached hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Offer of Employment for Mr. Rodney Kenley dated October 27, 2010
10.2	Stock Option Agreement with Mr. Rodney Kenley dated October 28, 2010
99	Press Release dated September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: November 1, 2010	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Consulting Agreement with Rod Henley dated September 15, 2010
99	Press Release dated September 28, 2010